Exhibit 3.1
                         THE COMPANIES ACTS 1985 TO 1989



                        PUBLIC COMPANY LIMITED BY SHARES





                            MEMORANDUM OF ASSOCIATION


                                       of


                 SOUTHERN INVESTMENTS UK PUBLIC LIMITED COMPANY






1.       The Company's name is "NORMANDY INVESTMENTS PUBLIC LIMITED
         COMPANY".*

2.       The Company is to be a public company.

3. The Company's registered office is to be situated in England.

4.       The Company's objects are:

         (1) To carry on the business of general merchants, importers, exporters, manufacturers, dealers, traders, brokers and factors of every kind, whether by mail order or otherwise, both wholesale or retail, in every description of property, goods and merchandise.

         (2) To import, export, buy, sell, exchange, barter, distribute, trade, contract or otherwise deal in and





* The Company was incorporated as Normandy Investments Public Limited Company. On 28th June 1995 the Company changed its name to Southern Company Investments UK Public Limited Company and on 30th June 1995 it changed its name back to Normandy Investments Public Limited Company, and on 4th July 1995 it changed its name to Premier American Investments Public Limited Company, and to the above on 11.7.95


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                  turn to account goods, materials, commodities, produce and merchandise of every class and description in a prepared, manufactured, semi-manufactured or raw state and to manufacture, construct, assemble, design, refine, develop, alter, convert, refit, repair, treat, render marketable, process or otherwise produce materials, fuels, chemicals, substances and industrial, commercial and consumer products of all kinds.

         (3) To carry on the business of dealing in real and personal property and to purchase, take on lease or in exchange, or otherwise acquire, hold, sell, take and grant options on, improve, develop, construct, exploit, maintain, broke and underwrite transactions in relation to any land, buildings or personal property wherever situate, and rights and interests therein.

         (4) To act and carry on the business of a holding company and all matters incidental thereto including but without limitation, to coordinate the policy and administration of and manage any corporate body or business or group of corporate bodies or businesses in which the company is a member or participant or which is controlled by or associated with the Company in any manner, to assist financially, subsidize or enter into subvention and other agreements with any such body or business, and to provide for any such body or business administrative, executive, managerial, secretarial and accountancy services, staff, premises, social or welfare services and facilities of any kind, to act as secretaries, directors, registrars, managers and agents thereof and to do anything which will or may promote the efficiency and profitability of any such corporate body or business or group of corporate bodies or businesses.

         (5) To manage, farm or let (whether furnished or unfurnished) any land or buildings or any part thereof or any rights or interests therein for any period and at such rent and on such conditions as the directors see fit, to lay out roads and gardens and recreation grounds; to pull down, alter and improve land or buildings; to plant, drain or otherwise improve land or any part thereof; and to build, install or improve electric, gas, water and other fittings.

         (6) To carry on business as property developers, builders and decorators, joiners, plumbers, carpenters, engineers, electricians, sanitary engineers and merchants of any kind.


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         (6)      To carry on business as property developers, builders and
                  decorators, joiners, plumbers, carpenters, engineers, electricians, sanitary engineers and merchants of any kind.

         (7) To carry on business as consultants, advisers and/or managers in relation to any land or buildings whether freehold or leasehold or any other property, whether real or personal, wherever situate, or any rights or interest therein.

         (8) To acquire, hold deal and invest in, upon such terms and in such manner as the directors see fit, the shares, stocks, debentures, debenture stock, annuities, warrants, bonds, units, obligations and securities or any interest therein of any person, company, fund or trust, or acquire, hold, write, grant or otherwise dispose of any option to acquire or dispose of any of the foregoing or any other options, futures or contracts for differences (whether related to securities, commodities or otherwise).

         (9) To acquire, upon such terms and in such manner as the directors see fit, the whole or any part of the undertaking, property and assets, or any interest therein, and to undertake the whole or any of the liabilities or obligations of, and to acquire and carry on the business of, any person or company.

         (10) To sell, exchange, mortgage, charge, lease or grant licenses, easements, options and other rights over, or in any other manner deal with, or dispose of, the whole or any part of the undertaking, property and assets (present and future) of the Company (including, without limitation to the generality of the foregoing, all or any shares, stocks, debentures, debenture stock, annuities, warrants, bonds, units, obligations and securities of the Company) for any consideration and in particular, but without prejudice to the generality of the foregoing, for shares, stock, debentures, debenture stock or other securities of any company.

         (11) To provide services of all descriptions and to undertake and execute agency or commission work of all kinds and to act generally as agents, factors, brokers, managers, consultants and advisers for the sale and purchase of every description of property, goods and merchandise and the provision of every type of service.

         (12) To manufacture, process, import, export, deal in and store any goods and other things, and to carry on the business of manufacturers, processors, importers,

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                  exporters and storers of and dealers in any goods and
                  other things.

         (13) To apply for, register, purchase, or by any other means obtain or seek to obtain, upon such terms and in such manner as the directors see fit, any patent rights, licenses, secret processes, trade marks, designs, brevets d'invention, or other industrial or business rights, protections or concessions, to use, a Iter, grant licenses, options, interests or privileges in respect of, manufacture under, expend money in experimenting upon and improving and otherwise deal in the same, and to carry on the business of an inventor, designer or research organization.

         (14) To advertise, market and sell the products and services of the Company and to carry on the business of advertisers and advertising agents and of a marketing or selling organization and of a supplier, wholesaler, retailer, merchant or dealer of any kind.

         (15) To borrow and raise money and to secure or discharge any debt, liability or obligation, whether of the Company or any other person, upon such terms and in such manner as the Company sees fit, and in particular, but without prejudice to the generality of the foregoing, by mortgaging or charging or providing any other security over the whole or any part of the undertaking, property and assets (whether present or future), and uncalled capital of the Company or by the creation and issue of any securities of the Company.

         (16) To lend money, give credit or provide any other form of credit or financial accommodation to any person, and to carry on the business of a banking, finance or insurance Company.

         (17) To enter into guarantees, contracts of indemnity and suretyships of all kinds, whether or not the company shall receive any consideration n respect of, or derive any commercial benefit from the same, on such terms and in such manner as the directors see fit, and in particular but without prejudice to the generality of the foregoing, to guarantee, underwrite, support or secure, as aforesaid, and whether by personal obligation or by mortgaging or charging or providing any other security over the whole or any part of the undertaking, property or assets (whether present or future) and uncalled capital of the Company or by the creation and issue of any securities of the Company, the performance of any obligations or commitments or satisfaction of any liabilities of any person or

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                  company including, but without prejudice to the generality of the foregoing, any company which is for the time being a subsidiary or holding company or a subsidiary undertaking or parent undertaking of the Company or another subsidiary of a holding company of the Company or another subsidiary undertaking of a parent undertaking of the Company or is otherwise associated with the Company.

         (18) To draw, make, accept, issue, execute, endorse, discount and deal in bills of exchange, promissory notes, bills of lading, debentures, warrants and other instruments and securities, whether negotiable or otherwise.

         (19) To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

         (20) To remunerate any person, firm or company rendering services to the Company either by cash payment or so far as permitted by law by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

         (21) To act in a fiduciary capacity of any sort including (but without prejudice to the generality of the foregoing) to undertake the duties of a trustee of trust deeds or other instruments constituting debentures, debenture stock, bonds and other securities, or of wills and settlements, and of an executor or administrator of estates, or to act as and undertake the duties of a nominee, a custodian trustee, a trustee of a unit trust, a trustee for charitable or other institutions, a trustee for pension, benevolent or other-funds, and as a manager or director of business or companies whether limited or unlimited, and generally to undertake all and any duties normally undertaken by a trust corporation and either with or without remuneration.

         (22) To establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds and to give or procure

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                  the giving of donations, gratuities, pensions, allowances and emoluments to any persons who are or were at any time directors or officers of or in the service or employment of the Company or of any company which is a subsidiary or holding company of the Company or a subsidiary of another subsidiary of a holding company of the Company or otherwise associated with the Company and to the wives, widows, families and defendants of any such persons, and to make payments for or towards the insurance of such persons and generally to make such provision for the well-being of any of the aforementioned persons as the directors see fit and, without prejudice to the generality of the foregoing, to establish, subsidize or subscribe money to any associations, societies, trusts, clubs and institutions as the directors see fit.

         (23) To establish and maintain or procure the establishment and maintenance of all forms of employee share option and share incentive schemes and such other option, incentive or bonus schemes (whether or not involving shares or securities in or of the Company) on such terms as the directors see fit.

         (24) To make payment for any charitable, benevolent, public, national, educational, general or useful purpose.

         (25) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or parent undertaking or in which the Company or such holding company or parent undertaking or any of the predecessors of the Company or of such holding company or parent undertaking has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary under-taking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from

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                  any such liability; for the purposes of this clause "holding company" "parent undertaking" and "subsidiary undertaking" shall have the same meanings as in the Companies Acts 1985 to 1989.

         (26) To provide technical, cultural, artistic, educational, entertainment or business facilities or services and to carry on any business involving any such provision.

         (27) Upon such terms and in such manner as the directors see fit, to enter into any arrangements with any government, authority, person or company to obtain from the same any decrees, orders, instruments, legislation, rights, charters, privileges, franchises and concessions and to carry out, give effect to, exercise and comply with the same.

         (28) To amalgamate or enter into any partnership, int venture, profit sharing arrangement or cooperative or other arrangement for the pursuit of mutual interests with any person or company.

         (29) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property or interest therein, purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

         (30) To accept any shares, stock, debentures, debenture stock or other securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company.

         (31) To invest the moneys of the Company in any investments, and to hold, sell or otherwise deal with such investments, and to carry on the business of an investment company.

         (32) To pay all costs, charges and expenses preliminary or incidental to the formation, promotion, establishment and incorporation of the Company and the issue of its capital, including brokerage and commissions for obtaining applications for, or taking, placing or underwriting or procuring the underwriting of shares, debentures or other securities of the Company.

         (33) To procure the registration, incorporation or recognition of the Company in or under the laws of any place or country in the world.

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         (34)     To distribute any of the property or assets of the
                  Company amongst its creditors and members in specie or kind.

         (35) To cease carrying on any business or activity of the Company or any part of any such business or activity, and to procure the winding up or dissolution of the Company.

         (36) To do all or any of the things or matters mentioned above in any part of the world, on any terms and in any manner as the directors see fit, and whether as principal, agent, contractor, trustee or otherwise and either alone or in conjunction with others and by or through agents, trustees, sub-contractors or otherwise,

         (37) To do all such other things as in the opinion of the directors may be carried on in connection with or ancillary to any or all of the above objects or which is capable of being carried on for the benefit of the Company.

         It is hereby declared that:

         (a) the word "company" in this Clause, except where used in reference to this Company, shall include any partnership or other body, or association of persons, whether incorporated or not and whether domiciled or resident in the United Kingdom or elsewhere; and

         (b) each and every object specified in the different paragraphs of this Clause shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object specified in any such paragraph or from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each object and each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.       The liability of the members is limited.



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6.       The Company's share capital is f50,000 divided into 50,000 ordinary shares of f1 each.*


We, the subscribers to this memorandum of association, wish to be formed into a company pursuant to this memorandum; and we agree to take the number of shares shown opposite our respective names.




Names and Addresses                        Number of shares
of Subscribers                             taken by each
                                           Subscriber



1.       Judith Wilson                             1
         For and on behalf of Gray's
         Inn Nominees Limited
         Five Chancery Lane
         London EC4A IBU

2.       Judith Wilson                             1
         For and on behalf of
         DH&B Nominees Limited
         Five Chancery Lane
         London EC4A IBU                          ____

                   Total shares taken              2
                                                  ----



Dated 23rd June 1995

Witness to the above signatures,

Christine Holloway
5 Chancery Lane
London
EC4A IBU



* The authorized share capital was increased on 4.10.95 by f500,350,587 to f500,400,587 divided into 500,400,587 ordinary shares of f1 each.












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